THE BANK OF GEORGIA

                    1ST AMENDMENT TO STOCK WARRANT AGREEMENT


         THIS 1ST AMENDMENT TO STOCK WARRANT AGREEMENT (this "Amendment") is entered into as of this ______ day of ____________, 2000, between The Bank of Georgia, a Georgia state chartered bank (the "Bank"), and _________________________ (the "Warrant Holder").

         WHEREAS, the Bank entered into that certain Stock Warrant Agreement with Warrant Holder dated ________________ (the "Warrant Agreement"); and

         WHEREAS, subject to certain conditions contained therein, the Warrant Agreement granted to the Warrant Holder warrants to purchase up to _________ shares of the Bank's common stock for $10.00 per share (the "Warrants"); and

         WHEREAS, Section 9 (a) of the Warrant Agreement provided that the Warrant Holder shall exercise all of the Warrant Holder's then exercisable Warrants within 120 days of the date that the Warrant Holder ceases to serve the Bank as an executive officer, employee, or director; and

         WHEREAS, the Bank and the Warrant Holder desire to amend the Warrant Agreement as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Bank and the Warrant Holder agree to modify and amend the Warrant Agreement as follows:

1. Section 9(a) of the Warrant Agreement is deleted in its entirety and replaced with the following:

         9.  Mandatory Exercise; Termination.

         (a) Except as otherwise provided in subparagraph (b), Warrant Holder shall have the right to exercise all of Warrant Holder's then exercisable Warrants for up to 120 days after the date that the Warrant Holder ceases to serve the Company as an executive officer, employee, or director. Warrant Holder shall have the right to exercise any Warrants that are not exercisable on the date in which Warrant Holder ceases to serve the Company for up to 120 days after the date that those Warrants become exercisable. In the event the Warrant Holder fails to exercise any of the Warrants referred to in this subparagraph within such 120 day periods, such Warrants shall be forfeited.

2. All other terms of the Warrant Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Bank and Warrant Holder have caused this Amendment to be executed as of the day and year first above written.



                                      THE BANK OF GEORGIA

                                      By: __________________________________
                                            Name:
                                            Title:

                                      WARRANT HOLDER

                                       By:  ________________________________
                                               Name:

                                      Address:______________________________